EXHIBIT 23.1

CONSENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SonoSite, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-97973, 333-89518, 333-51820, 333-82739, 333-49401, 333-74833, 333-60112, 333-110913, 333-124451 and 333-124452) on Form S-8 and registration statements (Nos. 333-68610, 333-91083 and 333-83278) on Form S-3 of SonoSite, Inc. and subsidiaries (the Company) of our reports dated March 14, 2007, with respect to the consolidated balance sheets of the Company as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2006 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of the Company.

Our report dated March 14, 2007 on the consolidated financial statements referred to above refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

Our report dated March 14, 2006, on management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that as of December 31, 2006, the Company did not have the appropriate level of expertise to properly prepare and review its accounting for income taxes. As a result of this deficiency in the Company’s internal control over financial reporting, management did not detect errors in the measurement of income tax amounts as of and for the year ended December 31, 2006. In addition, this deficiency resulted in more than a remote likelihood that a material misstatement of income taxes in the annual or interim consolidated financial statements would not be prevented or detected.

Seattle, Washington
March 14, 2007

/S/ KPMG LLP

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